EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 16, 2008 (except for Notes 18 and 22, as to which the date is January 23, 2009), with respect to the consolidated financial statements of The PMI Group, Inc., March 16, 2008, (except for Note G, as to which the date is January 23, 2009) with respect to the schedules, and March 16, 2008, with respect to the effectiveness of internal control over financial reporting of The PMI Group, Inc. for the year ended December 31, 2007, included in this Current Report on Form 8-K.

Registration Statement Number	On Form
333-123049	S-8
333-32190	S-8
333-47473	S-8
333-63122	S-8
333-66829	S-8
333-76742	S-8
333-81679	S-8
033-99378	S-8
333-48035	S-3
333-67125	S-3
333-29777	S-4
333-102761	S-8
333-107747	S-3
333-110044	S-3
333-130103	S-8
333-130102	S-8
033-92636	S-8
333-133095	S-3
333-136727	S-8
333-152675	S-8

/s/ Ernst & Young LLP

Los Angeles, California

January 23, 2009